[LETTERHEAD OF KELLOGG & ANDELSON]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 22, 1998, included in Interiors, Inc.'s Amendment No. 1 to Form S-3, as filed with the Commission on August 13, 1999, and to all references to our Firm included in this registration statement on Form S-3 registering 14,170,878 shares of Class A Common Stock.


/s/ KELLOGG & Andelson

Kellogg & Andelson
Sherman Oaks, California
August 11, 1999